Exhibit 10.2

BOARD OBSERVATION AGREEMENT

This Board Observation Agreement (this “Agreement”), dated October 28, 2022, is entered into by and between Castle Creek CAPITAL PARTNERS VIII, L.P. (the “Holder”), and Hanover Bancorp, Inc. a New York corporation (the “Company”). Each of the Holder and the Company are referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined in this Agreement shall have the meaning given to such terms in the Exchange Agreement (as defined below).

WHEREAS, pursuant to applicable bank regulatory limitations, Castle Creek may not exceed 9.9% ownership of the Company’s voting securities (the “Threshold”) without seeking applicable regulatory approvals;

WHEREAS, concurrently with the execution of this Agreement, and in order to facilitate a privately negotiated purchase of the Company’s capital stock by the Holder without exceeding the Threshold, the Company agreed to enter into an Exchange Agreement (the “Exchange Agreement”), whereby the Company will issue to the Holder, in exchange certain shares of the Company’s Common Stock, shares of the Company’s Series A Convertible Perpetual Preferred Stock (“Series A Preferred Stock”);

WHEREAS, in connection with the consummation of the transactions contemplated by the Exchange Agreement (the “Closing”), the Holder and the Company wish to set forth certain understandings among the Parties, including with respect to certain corporate governance matters.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Article I.      BOARD OBSERVER

Section 1.01         The Company hereby agrees that, from and after the Closing, for so long as Holder and its affiliates in the aggregate are the beneficial owners of at least four and nine-tenths percent (4.9%) of the Company’s common stock then outstanding (the “Minimum Ownership Interest”) the Company shall invite a person designated by Holder (the “Observer”) to attend meetings of the Boards of Directors (the “Boards”) of the Company and its wholly owned subsidiary Hanover Community Bank (the “Bank”), as applicable, in a nonvoting, nonparticipating observer capacity. The designation of the Observer by the Holder must be reasonably acceptable to the Company. Company hereby agrees that the designation of any of Michael Thaden or any Principal or Managing Principal of the Holder as the Observer will be deemed acceptable to the Company. The Observer shall not have any right to vote on any matter presented to the Boards, or any committee thereof. The Company shall give the Observer written notice of each meeting of the Boards at the same time and in the same manner as the members of the Boards, shall provide the Observer with all written materials and other information given to members of the Boards at the same time such materials and information are given to such members (provided, however, that the Observer shall not be provided any confidential supervisory information) and shall permit the Observer to attend as an observer at all meetings thereof. In the event the Company, or the Bank proposes to take any action by written consent in lieu of a meeting, the Company or the Bank shall give written notice thereof to the Observer prior to the effective date of such consent describing the nature and substance of such action and including the proposed text of such written consents. Notwithstanding anything to the contrary contained in this Section 1.01, (i) the Observer may be excluded from executive sessions comprised solely of independent directors, (ii) the Company, Bank and the Boards, shall have the right to withhold any information and to exclude the Observer from any meeting or portion thereof if doing so is, in the advice of counsel, (A) necessary to protect the attorney-client privilege between such party and counsel, or (B) necessary to avoid a violation of any applicable Law or any fiduciary requirements under applicable Law, provided that the Company or the Bank, as applicable, shall use commercially reasonable efforts to provide such information to the Observer in a manner that does not compromise or violate (as applicable) such attorney-client privilege, fiduciary requirements or applicable Law. If Holder no longer has a Minimum Ownership Interest, Holder will have no further rights under this Section 1.01.

Section 1.02         Notwithstanding anything to the contrary contained in this Article I, the Boards may exclude the Observer from portions of meetings of the Boards to the extent that the Boards will be discussing (i) any matters directly related to Holder, or (ii) any exam or other confidential correspondence with the Federal Reserve, the FDIC or the New York State Department of Financial Services, in each case to the extent required by applicable law or regulation as reasonably determined by the Company’s legal counsel.

Section 1.03         Holder covenants and agrees to hold any information obtained from its Observer in confidence, and to cause its Observer to agree to hold in confidence and to act in a fiduciary manner with respect to all information provided to such Observer, in each case except to the extent that such information (i) was previously known by or in the possession of such party on a nonconfidential basis, (ii) is or becomes in the public domain through no fault of such party, (iii) is later lawfully acquired from other sources by the party to which it was furnished or (iv) is independently developed by such party without the use of such information; provided, however, that the foregoing will not prohibit the Observer from sharing any information with the Holder. Each of the parties to this Agreement hereby acknowledges that they are aware, and will ensure that their representatives and affiliates are aware, that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and in furtherance thereof the Holder will, and the Holder will cause the Observer to, comply with the Company’s Insider Trading Policy.

Article II.      MISCELLANEOUS

Section 2.01        Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 2.02        Binding Effect. This Agreement shall be binding upon the Company, the Holder and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and their respective successors and permitted assigns.

Section 2.03        Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any Party without the prior written consent of the other Parties; provided, however, that the Holder may assign this Agreement and its rights hereunder to any of its Affiliates who have agreed in writing, in form and substance reasonably satisfactory to the Company, to be bound by the terms of this Agreement; provided further, that no such assignment shall relieve the Holder of its obligations under this Agreement.

Section 2.04        Amendment; Termination. This Agreement may not be amended or modified without the written consent of each Party, nor shall any waiver be effective against any Party unless in writing and executed by such Party. This Agreement shall terminate automatically without any action by either Party at such time as Holder (together with its affiliates) ceases to holder the Minimum Ownership Interest; provided, however, that Section 1.04 and Section 2.02 through Section 2.07 shall survive the termination of this Agreement.

Section 2.05         Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

Section 2.06        Governing Law; Submission to Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement, the relationship of the Parties, the transactions leading to this Agreement or contemplated hereby and/or the interpretation and/or enforcement of the respective rights and duties of the Parties hereunder or related in any way to the foregoing shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of New York, without giving effect to any principles or rules of conflict of laws (whether of the State of New York or any other jurisdiction), to the extent such principles would permit or require the application of the laws of another jurisdiction. Each of the Parties submits to the exclusive jurisdiction of the Courts of the State of New York and the appellate courts having jurisdiction of appeals in such court in any action or proceeding arising out of or relating to this Agreement (whether in contract or in tort or otherwise), agrees that all claims in respect of such action or proceeding may be heard and determined in such courts, submits to the personal jurisdiction in such courts and agrees not to bring any such action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each Party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law and irrevocably agrees to be bound by any such final judgment from which no appeal may be taken or is available in connection with this Agreement. Nothing in this Section 2.07, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

Section 2.07        WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

[Signature Page to Board Observation Agreement]

HANOVER BANCORP, INC.	CASTLE CREEK CAPITAL PARTNERS VIII, L.P.
/s/ Michael P. Puorro By:__________________________ Michael P. Puorro Name:________________________ Chairman & CEO Title:________________________	/s/ Tony Scavuzzo By:__________________________ Tony Scavuzzo Name:________________________ Managing Principal Title:________________________